Exhibit 2(a)

Delaware The First State Page 1 10120577 8100 Authentication: 203093742 SR# 20250935419 Date: 03-05-25 You may verify this certificate online at corp.delaware.gov/authver.shtml I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “GK INVESTMENT HOLDINGS III LLC”, FILED IN THIS OFFICE ON THE FIFTH DAY OF MARCH, A.D. 2025, AT 2:56 O`CLOCK P.M.